UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 7, 2013
Date of Report (Date of earliest event reported)
NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 7, 2013 Novation Companies, Inc. (“Novation”) held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of Novation’s stockholders through the solicitation of proxies, and the proposals are as described in detail in Novation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2013 (the “Proxy Statement”). The results of the stockholder vote are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as Class II directors to hold office until the 2016 Annual Meeting of Novation’s stockholder and until their successors are elected and qualify.

Director Nominee	For	Against	Abstain	Broker Non-Votes
W. Lance Anderson	40,267,285	3,743,989	203,767	32,252,787
Gregory T. Barmore	32,804,389	11,213,137	197,515	32,252,787

Proposal 2 – Ratification of the Appointment of Grant Thornton LLP as Novation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
71,440,684	4,711,232	315,912	0

Proposal 3 – Advisory Vote on Executive Compensation

Our stockholders approved, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
38,609,526	5,425,000	180,525	32,252,777

Proposal 4 – Advisory Vote on Executive Compensation

Our stockholders approved, on an advisory basis, an annual vote on the compensation of the Company’s Named Executive Officers.

Every Year	Every Other Year	Every Third Year	Abstain	Broker Non-Votes
41,941,192	1,411,904	535,087	326,861	32,252,784

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: May 8, 2013	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Financial Officer